EXHIBIT 10.17

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of this 1st day of December, 2024 (the “Effective Date”) by and between GREEN COURT LLC, a Michigan limited liability company (“Landlord”) and ENDRA LIFE SCIENCES INC. (formerly ENDRA INC.), a Delaware corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated November 10, 2014, as amended by a certain First Amendment to Lease dated October 10, 2017 (the “First Amendment”) and a certain Second Amendment to Lease dated March 15, 2021 (collectively the “Current Lease”) for approximately 7,198 square feet of space as described in the Lease (the “Existing Premises”) in the building located at 3600 Green Court, Ann Arbor, Michigan 48105 (the “Building”). The Current Lease as amended by this Amendment shall be referred to herein as the “Lease”.

B. Tenant desires to occupy only 6,513 square feet of space, reducing the leased space in the Building by approximately 685 square feet, commonly known as Suite 490, and depicted on Exhibit “B” to the First Amendment (“Suite 490”), for the remainder of the Term of the Lease. Tenant intends to deliver exclusive possession of Suite 490 to Landlord in the condition required under the Lease simultaneously with the execution of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

1.	The Term of the Lease is hereby extended for three (3) years from and after the current lease expiration date of December 31, 2025, and shall now expire on March 31, 2029, under all the same terms and conditions as the current Lease except as provided herein.

2.	Simultaneously with the execution hereof, Tenant has vacated Suite 490 and returned exclusive possession of Suite 490 to Landlord in the condition required under the Lease. Tenant shall have no further right to use or occupy Suite 490 under the Lease and shall have no further obligations under the Lease with respect to Suite 490.

3.	Effective on the Effective Date, the “Demised Premises” shall consist of 6,513 square feet.

4.	Notwithstanding anything contained in the Lease to the contrary, effective on the Effective Date, the Basic Rental shall be payable as follows (based on 6,513 square feet of space):

Date	Sq. Ft. of Premises	Rent per Sq. Ft.	Annual Rent	Monthly Rent
12/1/24 – 2/28/25	6,513	$0.00	$0.00	$0.00
3/1/25 - 12/31/25	6,513	$28.15	$183,340.95	$15,278.41
1/1/26 - 12/31/26	6,513	$26.53	$172,789.89	$14,399.16
1/1/27 - 12/31/27	6,513	$27.33	$178,000.30	$14,833.36
1/1/28 - 3/31/29	6,513	$28.15	$183,340.95	$15,278.41

5.

Provided Tenant is not otherwise in default, Tenant shall be entitled to three (3) months of free rent as set forth above. During this period of free rent, Tenant shall be required to continue pay for utilities in accordance with the Lease. Notwithstanding anything contained in the Lease to the contrary, from and after the Effective Date, Tenant shall pay for electrical usage in the Premises, as additional rent, an amount equal to $678.44 per month ($1.25 per square foot per annum).

6.

The Lease, as amended by this Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein. Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in the Lease shall remain in full force and effect and shall be applicable to the Demised Premises as described in the Lease (as modified hereby), and the Lease as herein amended is hereby acknowledged, ratified, and confirmed by the parties hereto. In the event of any inconsistency between this Amendment and the Lease, the provisions of the Amendment shall govern and control.

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7.

Landlord and Tenant hereby represent to each other that neither party has dealt with any broker in connection with this Amendment or the reduction of the Demised Premises as described in this Amendment.

8.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

9.	This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

10.

This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan. The invalidity or enforceability of any provision of this Amendment shall not affect or impair any other provision.

11.

This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one original. Delivery via facsimile or PDF transmission of a counterpart of this Amendment as executed by the parties making such delivery shall constitute good and valid execution and delivery of this Amendment for all purposes.

[Remainder of Page Intentionally Left Blank]

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 IN WITNESS WHEREOF, the parties have executed this Amendment on the Effective Date.

LANDLORD:		TENANT:

GREEN COURT LLC, a Michigan limited liability Company		ENDRA Life Sciences Inc., a Delaware corporation

By:	/s/ Jim Hooberman	By:	/s/ Alexander Tokman
Printed:	Jim Hooberman	Printed:	Alexander Tokman
Its:	President	Its:	CEO
Date:	November 27, 2024	Date:	November 26, 2024

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